Share Purchase Agreement

THIS SHARE PURCHASE AGREEMENT (the "Agreement") made and entered into this 3rd of March 2023 (the "Execution Date"),

BETWEEN:

- Zied LOUKIL of 4 Ali DOUAGI STREET 3062 GREMDA SFAX TUNISIA
- Ferdaous MASMOUDI of 4 Ali DOUAGI STREET 3062 GREMDA SFAX TUNISIA
- Abdelwahab LOUKIL 4 Ali DOUAGI STREET 3062 GREMDA SFAX TUNISIA
  (the "Seller")

AND

Livento Group Inc.

17 State Street, 10004, New York
(the "Purchaser")

BACKGROUND

A. The Seller is the owner of record of 1000 shares (the "Shares") of Novel-ti (the "Corporation").

B. The Seller desires to sell the Shares to the Purchaser and the Purchaser desires to purchase the Shares from the Seller.

C. The Purchaser is fully aware of the status of all obligations and liabilities of the Company.

D. The purpose of this agreement is the transfer of the 100 % Ownership Interest in the Company to the Purchaser.

IN CONSIDERATION OF and as a condition of the parties entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the parties to this Agreement agree as follows:

Purchase and Sale

1. Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD.
2. The Seller agrees to sell and the Purchaser agrees to purchase all the rights, title, interest, and property of the Seller in the Shares for an aggregate purchase price of $660,000 (the "Purchase Price").

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3. The Purchase price will be payable on closing of this Agreement in shares of Livento Group Inc. and $10,000 via bank transfer. The shares will be in value of $0,065 per share. Total amount of shares transferred to Seller is 10,000,000.
4. The shares will be sent to Escrow to Purchaser's lawyer and will be transferred to Seller once the transfer of ownership of Corporation under Purchaser will be completed in all respective registers.

Representations and Warranties of the Seller

1. The Seller warrants and represents to the Purchaser as follows:
   a. The Seller would not be recognised as an issuer, insider, affiliate, or associate of the Corporation as defined or recognised under applicable securities laws and regulations.
   b. Except as provided in the incorporating documents of the Corporation or as indicated on the face of the certificates for the Shares, the Purchaser would not be prevented or restricted in any way from re-selling the Shares in the future.
   c. The Seller is the owner in clear title of the Shares and the Shares are free of any lien, encumbrance, security interests, charges, mortgages, pledges, or adverse claim or other restriction that would prevent the transfer of clear title to the Purchaser.
   d. The Seller is not bound by any agreement that would prevent any transactions connected with this Agreement.
   e. There is no legal action or suit pending against any party, to the knowledge of the Seller, that would materially affect this Agreement.
   f. The Corporation is free of free and clear of all charges, rights and liens in favor of third parties.
   g. The Corporation doesn't register any legal cases against the Corporation.
   h. The Seller disclosed any potential debt or thread against the Shares or Corporation to Purchaser.
   i. No decision on increase or decrease of the Corporation's registered capital was issued prior to execution of this Agreement.
   j. No consent, authorization, order or approval of, or declaration, filing or registration with, any Governmental Authority is required for, or in connection with, the execution, delivery or performance of the Agreement or the consummation by the Seller.
   k. The Corporation is in good standing so that it is able to fully perform its obligations arising from this Agreement. The Corporation is not insolvent or unable to pay its debts under the in-solvency laws of any jurisdiction applicable to the Corporation, and has not stopped paying its debts as they fall due. The Corporation has not filed and

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does not intend to file an insolvency application in respect to itself, and no creditor of the Seller has filed an insolvency application related to the Corporation. No order has been made, petition presented or resolution passed for the winding up of the Seller. No administrator or any receiver or manager has been appointed by a person in respect of the Corporation or all or any of its as-sets; and no steps have been taken to initiate any such appointment; and no voluntary arrangement has been proposed.

l. The Financial Statements and closing balance sheet as prepared and delivered to the Purchaser by the Seller give a true and fair view in all material respects of the assets, liabilities and financial condition of the Corporation and, with respect to the profit and loss statement included in the Financial Statements, the results of its operations as of the dates and for the periods therein referred to, all in accordance with accepted accounting standards applied consistently throughout the periods involved.

m. The Corporation is the sole and exclusive owner of its assets, including all its parts and appurtenances. To the best knowledge of the Seller, the ownership rights of the Corporation to the Property have not been disputed in any court or other proceedings. The Company did not conclude any material agreements encumbering the Property by the rights of lease, leasing, easements or agreements on future establishment of such rights.

Representations and Warranties of the Purchaser

1. The Purchaser warrants and represents to the Seller as follows:
    a. The Purchaser would not be recognised as an issuer, insider, affiliate, or associate of the Corporation as defined or recognised under applicable securities laws and regulations.
    b. The Purchaser is not bound by any agreement that would prevent any transactions connected with this Agreement.
    c. There is no legal action or suit pending against any party, to the knowledge of the Purchaser, that would materially affect this Agreement.
    d. No consent, authorization, order or approval of, or declaration, filing or registration with, any Governmental Authority is required for, or in connection with, the execution, delivery or performance of the Agreement or the consummation by the Purchaser.

Closing

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1. The closing of the purchase and sale of the Shares (the "Closing") will take place on 3rd of March 2023 (the "Closing Date").

Expenses

1. All parties agree to pay all their own costs and expenses in connection with this Agreement.

Agreement.

1. All parties to this Agreement warrant and represent that no investment banker or broker or other intermediary has facilitated the transaction contemplated by this Agreement and is entitled to a fee or commission in connection with said transaction.
2. All parties to this Agreement indemnify and hold harmless all other parties to this Agreement in connection with any claims for brokerage fees or other commissions that may be made by any party pertaining to this Agreement.

Dividends

1. Any dividends earned by the Shares and payable before the Closing of this Agreement will belong to the Seller, and any dividends earned by the Shares and payable after the Closing of this Agreement will belong to the Purchaser.
2. Any rights to vote attached to the Shares will belong to the Seller before the Closing and will belong to the Purchaser after the Closing.

Governing Law

1. The Purchaser and the Seller submit to the jurisdiction of the courts of the Delaware, USA for the enforcement of this Agreement or any arbitration award or decision arising from this Agreement.

Miscellaneous

1. Time is of the essence in this Agreement.
2. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.
3. All warranties and representations of the Seller and the Purchaser connected with this Agreement will survive the Closing.

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4. This Agreement will not be assigned either in whole or in part by any party to this Agreement without the written consent of the other party.
5. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.
6. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.
7. This Agreement contains the entire agreement between the parties. All negotiations and understandings have been included in this Agreement. Statements or representations which may have been made by any party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the parties.
8. This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon the Seller and the Purchaser and their respective successors, assigns, executors, administrators, beneficiaries, and representatives.
9. Any notices or delivery required here will be deemed completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the parties at the addresses contained in this Agreement or as the parties may later designate in writing.
10. All of the rights, remedies and benefits provided by this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law.

IN WITNESS WHEREOF the Seller and Purchaser have duly affixed their signatures under hand and seal on this [Insert date]

Abdelwahab LOUKIL (Seller)
Abdelowahab Loukil

Zied LOUKIL (Seller) Zied LOUKIL

David Štýbr
____________________ (Purchaser)

Ferdaous MASMOUDI (Seller)
Ferdaous Masmoudi